Exhibit 23.3

CONSENT OF ARCHER, CATHRO & ASSOCIATES (1981) LIMITED

We hereby consent to the incorporation by reference of any mineralized material and other analyses performed by us in our capacity as an independent consultant to Silver Bull Resources, Inc. (the “Company”), which are set forth in the Company’s Form 10-K for the year ended October 31, 2018, in this Registration Statement on Form S-8, or in any amendment, prospectus or supplement thereto.

ARCHER, CATHRO & ASSOCIATES (1981) LIMITED

Date: July 12, 2019	By: /s/ Matthew Dumala
Name: Matthew Dumala
Title: Director